                                                                      Exhibit 11

                       COMPUTATION OF PER SHARE EARNINGS (LOSS)



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


                                                  Three months ended June 30,   Six months ended June 30,
                                                  ---------------------------   -------------------------
                                                      1996           1995           1996           1995
                                                      ----           ----           ----           ----
PER SHARE DATA
Net income (loss), primary                        $   18,011     $   29,175     $   98,925    $   (45,385)
                                                  ----------      ---------      ---------      ---------
                                                  ----------      ---------      ---------      ---------
Net income (loss), fully diluted                  $   18,011     $   29,175     $   98,925    $   (45,385)
                                                  ----------      ---------      ---------      ---------
                                                  ----------      ---------      ---------      ---------

Net income (loss) per common and common
  equivalent shares, primary                            $.01           $.01           $.03          $(.01)
                                                  ----------      ---------      ---------      ---------
                                                  ----------      ---------      ---------      ---------

Net income (loss) per common and common
  equivalent shares, fully diluted                      $.01           $.01           $.03          $(.01)
                                                  ----------      ---------      ---------      ---------
                                                  ----------      ---------      ---------      ---------

WEIGHTED AVERAGE NUMBER OF COMMON AND
  COMMON EQUIVALENT SHARES

Primary:

  Weighted average number of
    common shares outstanding                      3,119,816      3,118,035      3,119,816      3,065,936
  Common equivalent shares:
    Dilutive stock options and warrants,
      using the treasury method                        7,110         89,380          8,917
                                                  ----------      ---------      ---------      ---------
                                                   3,126,926      3,207,415      3,128,733      3,065,936
                                                  ----------      ---------      ---------      ---------
                                                  ----------      ---------      ---------      ---------
Fully diluted:

  Weighted average number of
    common shares outstanding                      3,119,816      3,118,035      3,119,816      3,065,936
  Common equivalent shares:
    Dilutive stock options and
      warrants using the treasury
        stock method                                   7,110         89,380          8,917
                                                  ----------      ---------      ---------      ---------

                                                   3,126,926      3,207,415      3,128,733      3,065,936
                                                  ----------      ---------      ---------      ---------
                                                  ----------      ---------      ---------      ---------

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